Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2017, relating to the financial statements of Ciner Wyoming LLC as of December 31, 2016 and 2015, and for the three years in the period ended December 31, 2016, appearing in the Annual Report on Form 10-K of Natural Resource Partners L.P. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 9, 2018